EXHIBIT 10.92

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”), dated as of October 23, 2008 is entered into by and between Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”) and Whalehaven Capital Fund Limited (“Whalehaven”, or the “Holder”).

WHEREAS, the Company and the Holder are parties to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated August 1, 2008, pursuant to which the Company issued to the Holder a 8% Senior Secured Convertible Debentures due, subject to the terms therein, August 1, 2009 (the “Debenture”) with an aggregate principal amount of $400,000, and warrants to purchase Common Stock (the “Warrant”);

WHEREAS, the Company and the Holder have agreed to (i) include a floor to the conversion price of the Debenture equal to $0.013, subject to further adjustment therein and (ii) abandon the Second Closing; and

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms as set forth in the Purchase Agreement; and

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Adjustment of Conversion Price.  The Company and the Holder hereby agree to adjust the Conversion Price to include a floor on the Conversion Price equal to $0.013 per share, subject to further adjustment as set forth in the Debenture.  As such, Section 4(c) of the Debenture is hereby deleted in its entirety and replace with the following:

“Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the lesser of (a) $0.019, subject to adjustment herein (the “Set Price”) and (b) 80% of the average of the 3 lowest Closing Prices during the 10 Trading Days immediately prior to the applicable Conversion Date (subject to adjustment herein) (the “Conversion Price”); provided, however, the Conversion Price shall in no event be less than $0.013, subject to further adjustment herein.”

2. Abandonment of Second Closing. The Company and the Holder hereby agree to abandon the Second Closing as required pursuant to Section 2.1(b) of the Purchase Agreement. All references to “Second Closing” and “Second Closing Date” and “Second Closing Subscription Amount” shall be hereinafter disregarded and the Holder shall have no further obligation to fund the Second Closing Subscription Amount.

3. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holders as of the date of its execution of this Agreement:

i. Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iii. Equal Consideration.  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

iv. No Defaults.  No Event of Default has occurred and is continuing as of the date hereof.

v. Survival and Bring Down.  All of the Company’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement, continues to be true, accurate and complete in all material respects as of the date hereof (except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

4. Representations and Warranties of the Holders.  The Holder hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. The Holder represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5. Public Disclosure.  On or before 9:30 am (NY time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Holder in issuing any other press releases with respect to the transactions contemplated hereby.

6. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

7. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

8. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

10. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11. Fees and Expenses.  Except as expressly set forth herein, the Company shall pay the fees and expenses of advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the parties incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

12. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

15. Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IMAGING DIAGNOSTIC SYSTEMS, INC.

By:  /s/ Linda B. Grable
Name: Linda B. Grable
Title: Chief Executive Officer

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SIGNATURE PAGE FOR HOLDER FOLLOWS]

[HOLDER’S SIGNATURE PAGE TO IMDS AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Whalehaven Capital Fund Limited
Signature of Authorized Signatory of Holder:  /s/ Brian Mazzella
Name of Authorized Signatory:  Brian Mazzella
Title of Authorized Signatory:  CFO

[SIGNATURE PAGES CONTINUE]